CONTACT:
Ken Dumas	Scott Solomon
Senior Vice President and CFO	Senior Vice President
LoJack Corporation	Sharon Merrill Associates, Inc.
(781) 302-4200	(617) 542-5300
LOJN@investorrelations.com

LoJack Corporation Reports Net Income of $1.5 Million and Cash Flow from
Operations of $6.9 Million for the Third Quarter of 2015

•	Q3 2015 EBITDA of $3.5 million represents an $11.2 million improvement year-over-year

•	Diluted EPS $0.08 in Q3 2015 compared with a loss of $0.45 per share in Q3 2014

•	Cost-reduction initiatives lower Q3 2015 operating expenses by $3.4 million year-over-year

•	Q3 2015 gross margin of 54.4%

•	Highest quarterly Pre-Install volume in LoJack history

•	Domestic dealer SVR unit sales achieved its highest quarterly volume since Q2 2008

•	New customer acquisitions continue to expand telematics business

Canton, MA, November 6, 2015 -- LoJack Corporation (NASDAQ GS: LOJN), a provider of vehicle theft recovery systems and advanced fleet management solutions, today reported financial results for the three and nine months ended September 30, 2015.
Comments on the Third Quarter
“Our third-quarter performance reflects unit growth in our domestic stolen vehicle recovery (SVR) business, higher gross profit and significantly reduced operating expenses, which contributed to an $11.2 million improvement in EBITDA as well as positive operating cash flow of $6.9 million,” said Randy L. Ortiz, the Company’s President and CEO. “Domestic dealer SVR unit sales in Q3 resulted in the best volume quarter since Q2 2008, and the best quarter for our Pre-Install program in LoJack’s history.
“Our business in Italy contributed to a strong international performance in the third quarter,” Ortiz said. “We have grown the number of subscribers to our stolen vehicle recovery network in Italy to more than 66,000, an increase of 49% from the third quarter of 2014.

Company Signs New Telematics Accounts
“LoJack’s leadership in vehicle tracking and recovery is also driving the growth of our emerging telematics business, as we recently added automobile dealerships on the East and West Coast as well as a large municipality to our client roster,” Ortiz continued. “On the dealership side, JM Lexus, located in Margate, Florida, the largest Lexus dealer in the world, is deploying our IM1 Inventory Management system across its inventory, further enhancing the dealer’s ability to quickly track vehicle location and access valuable data to continue delivering excellent customer service and improved operational efficiency. We are also happy to announce that California-based Galpin Motors, one of our largest Pre-Install accounts, is also ready to deploy our IM1 Inventory Management solution across its inventory at one of its dealerships, enhancing their ability to run an efficient operation and deliver great customer service.
“We were recently informed that the City of Phoenix selected LoJack Fleet Management powered by TomTom to equip its on-road vehicle fleet. This GPS-based advanced telematics system is designed to help customers achieve a wide range of operational efficiencies,” Ortiz said. “These new customers will add thousands of units to our portfolio, underscoring our strategy to leverage our strong brand attributes of safety, security and protection to provide high-value telematics products and services that customers can use to manage critical business operations.”
Third-Quarter 2015 Financial Summary
Revenue was $32.6 million for the third quarter of 2015, compared with $32.7 million for the same period in 2014. This includes a decrease of $1.3 million from Canada due to the Company’s decision to exit that market.
Net income was $1.5 million, or $0.08 per diluted share, compared with a net loss of $8.2 million, or $0.45 per share, for the third quarter of 2014.
Consolidated gross profit was $17.8 million, or 54.4% of revenue, in the third quarter of 2015, compared with $10.1 million, or 30.9% of revenue, for the third quarter of 2014. The 2014 period included certain items, listed in Table 2 below, which did not recur in the 2015 period. Consolidated non-GAAP gross profit was 54.5% of revenue for the third quarter of 2015, versus 51.0% for the same period of 2014.
Operating expenses decreased $3.4 million, or 18.2%, to $15.1 million in the third quarter of 2015 from $18.4 million in the same period of 2014, reflecting the benefit of cost-savings measures implemented by the Company during the first half of 2015.
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended September 30, 2015 were $3.5 million, an improvement of $11.2 million from a loss of $7.7 million for the comparable period of 2014.
Adjusted EBITDA, excluding the items listed in Table 1 below, was approximately $4.0 million for the third quarter of 2015 compared with Adjusted EBITDA of $0.1 million for the same period last year.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in Tables 1 and 2 of this press release.
Cash and cash equivalents at September 30, 2015 were $18.7 million, which represents positive operating cash flows of $7.1 million and debt repayment of $3.0 million in the first nine months of 2015. Working capital was $21.9 million as of September 30, 2015. Primary sources of cash in the quarter included receivables collections and a reduction of overall working capital needs. The Company currently anticipates being cash flow positive in the fourth quarter and into 2016.
Quality Assurance Program (QAP)
The Company has recorded total expense of $9.1 million since inception for its QAP reserve. Approximately $4.8 million of the reserve was used during the first nine months of 2015, with no additional reserve recorded during the third quarter. As of September 30, 2015, LoJack’s remaining QAP reserve was $2.7 million. The Company still anticipates that the U.S. QAP will be completed in the second quarter of 2016.
Business Outlook
Based on its results through the first nine months of 2015, the Company anticipates that full-year 2015 revenue will be slightly down from the prior year, with Adjusted EBITDA for full-year 2015 in the range of $8.0 million to $9.0 million.
“Our SVR business provides margin and cash flow opportunity for the Company as we grow our telematics business. We believe that the combination of our improved liquidity, positive cash flow and recent telematics wins position us well as we conclude the year and start to look forward to 2016,” Ortiz concluded.
Third-Quarter 2015 Conference Call
LoJack management will host a conference call and webcast at 8:30 a.m. ET today to discuss details of the Company's performance and provide a business outlook.
The webcast can be accessed by logging on to http://investors.lojack.com/events.cfm. You also can hear the live call by dialing 877-868-1835 (domestic) or 914-495-8581 (international) and using conference ID 41111897. The presentation slides that will be discussed on the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available after the call concludes.
About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding our business to include our traditional vehicle and equipment theft recovery, people at risk and new telematics-based products and services. LoJack is delivering new telematics-based solutions for on-road and off-road fleet management, as well as dealer inventory management. By expanding our brand beyond stolen vehicle recovery, LoJack Corporation is committed to creating a new level of value for its dealer, licensee, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com/fleet, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains certain non-GAAP financial measures including EBITDA, Adjusted EBITDA and non-GAAP gross profit (and the corresponding gross margin percentages). LoJack management believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the comparable measurement that is prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying tables to this press release.
Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and telematics markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company's telematics, fleet management, inventory management and other product development initiatives, (c) the Company's Pre-Install Program, (d) expectations for orders from the Company’s international licensees, (e) the expected costs and expenses associated with the battery performance matter, (f) the anticipated timing for completion of the U.S. Quality Assurance Program, (g) the expected benefits of the Company’s cost-reduction initiatives, (h) margin, cash flow and growth opportunities for the Company,and (i) the Company's future financial performance, financial condition and cash flows. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company's products and services, including the Company's Pre-Install Program and inventory management, fleet management and telematics solutions; (2) the Company's ability to obtain financing from lenders and to satisfy or obtain waivers for covenant requirements under its credit facility; (3) the outcome of ongoing litigation involving the Company; (4) the Company’s ability to enforce the terms of the settlement agreement with Tracker do Brasil LTDA and its impact on the Company's future relationships with Tracker and its affiliates; (5) the rate of growth in the industries of the Company's customers; (6) the presence of competitors with greater technical, marketing, and financial resources; (7) the Company's customers' ability to access the credit markets, including changes in interest rates; (8) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (9) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (10) changes in general economic or geopolitical conditions; (11)

conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (12) delays or other changes in the timing of purchases by the Company's customers; (13) the Company's ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (14) financial and reputational risks related to product quality and liability issues, including the battery performance matter; (15) the Company's ability to re-enter the Brazilian market in a timely manner and/or on favorable terms; and (16) trade tensions and governmental regulations and restrictions in the Company's international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

LoJack Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$32,644	$32,673	$95,049	$97,216
Cost of goods sold	14,877	22,587	44,842	55,045
Gross profit	17,767	10,086	50,207	42,171
Costs and expenses:
Product development	1,160	1,834	3,815	4,509
Sales and marketing	6,641	7,833	21,728	25,172
General and administrative	6,245	8,054	20,553	26,463
Depreciation and amortization	1,007	688	3,202	2,607
Total	15,053	18,409	49,298	58,751
Operating income (loss)	2,714	(8,323)	909	(16,580)
Other income (expense):
Interest income	6	1	12	6
Interest expense	(138)	(110)	(518)	(697)
Other, net	(320)	(100)	1,531	(56)
Total	(452)	(209)	1,025	(747)
Income (loss) before provision for income taxes	2,262	(8,532)	1,934	(17,327)
Provision (benefit) for income taxes	767	(358)	857	(179)
Net income (loss)	1,495	(8,174)	1,077	(17,148)
Less: Net income (loss) attributable to the noncontrolling interest	14	20	59	(78)
Net income (loss) attributable to LoJack Corporation	$1,481	$(8,194)	$1,018	$(17,070)
Net income (loss) per share attributable to LoJack Corporation:
Basic	$0.08	$(0.45)	$0.06	$(0.95)
Diluted	$0.08	$(0.45)	$0.05	$(0.95)
Weighted average shares:
Basic	18,541	18,092	18,352	17,971
Diluted	18,805	18,092	18,551	17,971

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$18,678	$17,588
Restricted cash	490	—
Accounts receivable, net	22,116	23,963
Inventories	6,976	8,323
Other current assets	3,776	4,276
Total current assets	52,036	54,150
Property, plant & equipment, net	15,745	16,791
Other non-current assets	5,957	5,319
Total assets	$73,738	$76,260

LIABILITIES AND EQUITY
Current liabilities, excluding deferred revenue	$23,008	$24,729
Debt	586	3,500
Current portion of deferred revenue	6,521	7,535
Total current liabilities	30,115	35,764
Long-term debt	6,978	6,978
Deferred revenue	10,157	9,609
Other long-term liabilities	2,716	3,464
Total liabilities	49,966	55,815
Stockholders' equity	23,772	20,445
Total liabilities and stockholders' equity	$73,738	$76,260

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss), as reported	$1,495	$(8,174)	$1,077	$(17,148)
Adjusted for:
Interest expense	138	110	518	697
Provision (benefit) for income taxes	767	(358)	857	(179)
Depreciation and amortization	1,139	765	3,444	2,807
EBITDA	3,539	(7,657)	5,896	(13,823)
Stock compensation expense	417	410	1,138	1,293
Licensee agreement modification	—	—	(2,000)	—
Brazil legal settlement	—	—	(2,000)	—
Quality assurance program	—	6,506	1,076	8,040
Restructuring costs	24	829	486	1,729
Adjusted EBITDA	$3,980	$88	$4,596	$(2,761)

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(unaudited, in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Gross profit, as reported	17,767	54.4%	10,086	30.9%	50,207	52.8%	42,171	43.4%
Adjusted for:
Restructuring costs	14	—%	66	0.2%	70	0.1%	164	0.2%
Quality assurance program	—	—%	6,506	19.9%	1,076	1.1%	8,040	8.3%
Non-GAAP gross profit	17,781	54.5%	16,658	51.0%	51,353	54.0%	50,375	51.8%